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Exhibit 5.1

[Letterhead of Weil, Gotshal & Manges LLP]

May 25, 2005

SEACOR Holdings Inc.
11200 Richmond Avenue
Suite 400
Houston, Texas 77082

Ladies and Gentlemen:

        We have acted as counsel to SEACOR Holdings Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-4, Registration No. 333-124232 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of 6,801,251 shares of common stock, $0.01 par value per share, of the Company (the "Common Stock") to be distributed pursuant to the terms of (i) the Agreement and Plan of Merger (as amended, the "Merger Agreement"), dated as of March 16, 2005, by and among the Company, SBLK Acquisition Corp., a Delaware corporation and a direct, wholly-owned subsidiary of the Company, CORBULK LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of the Company, and Seabulk International, Inc., a Delaware corporation ("Seabulk") and (ii) the warrant agreements (the "Warrant Agreements") that may be entered into prior to the effective time of the Merger (as hereinafter defined) between the Company and the holders of Seabulk warrants. The Merger Agreement contemplates the acquisition of Seabulk by the Company by means of a merger of Seabulk with a wholly-owned subsidiary of the Company (the "Merger").

        In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Restated Certificate of Incorporation of the Company, the Amended and Restated By-laws of the Company, the Registration Statement, including the joint proxy statement/prospectus contained therein, the Merger Agreement, the form of Warrant Agreement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

        In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that the Warrant Agreements, when executed, will be in the form of Warrant Agreement attached as Exhibit 10.32 to the Registration Statement. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company contained in the Merger Agreement.

        Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the shares of Common Stock to be distributed to the holders of outstanding shares of Seabulk common stock, pursuant to the Merger Agreement and to the holders of Seabulk warrants pursuant to the Warrant Agreements and registered pursuant to the Registration Statement, have been duly authorized, and when distributed in accordance with the terms of the Merger Agreement or the Warrant Agreements, as applicable, will be validly issued, fully paid and nonassessable.

        The opinion expressed herein is limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

        We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the joint proxy statement/prospectus which is a part of the Registration Statement.

                      Very truly yours,

                      /s/ Weil, Gotshal & Manges LLP

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  Exhibit 5.1